EXHIBIT 10.1
THE OILGEAR COMPANY
2006 EQUITY INCENTIVE PLAN
ARTICLE 1
Introduction.
      1.01     Purpose. This plan shall be known as The Oilgear Company 2006 Equity Incentive Plan (the “Plan”). The purposes of the Plan are to attract and retain the best available employees and directors of the Company or any Subsidiary which now exists or hereafter is organized or acquired by the Company, to provide additional incentive to such persons and to promote the success and growth of the Company. These purposes may be achieved through the grant of options to purchase Common Stock of The Oilgear Company, the grant of Stock Appreciation Rights, the grant of Restricted Stock Awards, the grant of Performance Stock Awards and the grant of Stock in Lieu of Cash Awards, as described below.
      1.02     Effective Date. The effective date of the Plan shall be March 15, 2006, subject to the approval of the Plan by shareholders of the Company at the 2006 annual meeting. No Awards will be granted prior to stockholder approval of the Plan. If the Plan is approved by shareholders, no further grants will be made under any other stock incentive plan of the Company.
ARTICLE 2
Definitions.
      2.01     “Award” means an Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Stock Award or Stock in Lieu of Cash Award, as appropriate.
      2.02     “Award Agreement” means the agreement between the Company and the Grantee specifying the terms and conditions as described thereunder.
      2.03     “Board” means the Board of Directors of The Oilgear Company
      2.04     “Change in Control” shall deemed to have occurred if and when: (a) any ’person’ (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than the Company or any of its Subsidiaries, the Oilgear Stock Retirement Plan, the Oilgear Salaried Savings Plus Plan, or any other qualified or non-qualified plan maintained by the Company or any of its affiliates, is or becomes a beneficial owner (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, (b) at any time less than a majority of the members of the Company Board shall be persons who were either nominated for election by the Board (prior to any Change in Control) or were elected by the Board (prior to any Change in Control), (c) the Company sells, leases or otherwise transfers all or substantially all of its assets not in the ordinary course of business to another person or party, (d) the Company is combined (by merger, consolidation or otherwise) with another corporation and as a result of such combination, less than 50% of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the immediate former shareholders of the Company.
      2.05     “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.
      2.06     “Committee” means the committee described in Article IV or the person or persons to whom the committee has delegated its power and responsibilities under Article IV.
      2.07     “Common Stock” or “Stock” means the common stock of the Company having a par value of $1.00 per share.
      2.08     “Company” means The Oilgear Company, a Wisconsin corporation.

      2.09     “Fair Market Value” means for purposes of the Plan at any date (i) the reported closing price of such stock on the Nasdaq System on such date, or if no sale of such stock shall have been made on that date, on the preceding date on which there was such a sale, (ii) if such stock is not then listed on the Nasdaq System, the last trade price per share for such stock in the over-the-counter market as quoted on Nasdaq or the pink sheets or successor publication of the National Quotation Bureau on such date, or (iii) if such stock is not then listed or quoted as referenced above, an amount determined in good faith by the Board or the Committee.
      2.10     “Grant Date” means the date on which an Award is deemed granted, which shall be the date on which the Committee authorizes the Award or such later date as the Committee shall determine in its sole discretion.
      2.11     “Grantee” means an individual who has been granted an Award.
      2.12     “Incentive Stock Option” or “ISO” means an option that is intended to meet the requirements of Section 422 of the Code and regulations thereunder.
      2.13     “Non-Qualified Stock Option” or “NSO” means an option other than an Incentive Stock Option.
      2.14     “Option” means an Incentive Stock Option or Non-Qualified Stock Option, as appropriate.
      2.15     “Performance Goal” means a performance goal established by the Committee prior to the grant of an Award that is based on the attainment of goals relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction: net income (pre-tax or after-tax and with adjustments as stipulated), earnings per share, return on equity, return on capital employed, return on assets, return on tangible book value, operating income, earnings before depreciation, interest, taxes and amortization (EBITDA), loss ratio, expense ratio, stock price, total shareholder return, economic value added, operating cash flow and such other subjective or objective performance goals, including individual goals, which it deems appropriate.
      2.16     “Performance Stock Award” means an Award under Article IX of the Plan, which is conditioned upon the satisfaction pre-established performance goals.
      2.17     “Plan” means The Oilgear Company 2006 Equity Incentive Plan as set forth herein, as it may be amended from time to time.
      2.18     “Restricted Stock Award” means a restricted stock award under Article VIII of the Plan.
      2.19     “Stock in Lieu of Cash Award” means shares of Common Stock issued in lieu of a cash compensation that would otherwise be paid, as provide under Article X of the Plan.
      2.20     “Subsidiary” means any corporation in which the Company or another entity qualifying as a Subsidiary within this definition owns 50% or more of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company or another entity qualifying as a Subsidiary within this definition owns 50% or more of the combined equity thereof.
      2.21     “Stock Appreciation Right” or “SAR” means the right to receive cash or shares of Common Stock based upon the excess of the Fair Market Value of one share of Common Stock on the date the SAR is exercised over the Fair Market Value of one share of Common Stock on the Grant Date.
ARTICLE 3
Shares Subject To Award.
      3.01     Available Shares. The number of shares of Common Stock of the Company which may be issued under the Plan shall not exceed 250,000 shares; provided that no individual can be granted Awards covering, in the aggregate, more than 50,000 shares of Common Stock in any calendar year. Shares issued under the Plan may come from authorized but unissued shares, from treasury shares held by the Company, from shares purchased by the Company on an open market for such purpose, or from any combination of the foregoing. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any shares subject to such Award again shall be available for the grant of an Award under the Plan.
      3.02     Changes in Common Stock. If any stock dividend is declared upon the Common Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the Common Stock, resulting in a split or combination or exchange of shares, the Committee shall make or provide for such adjustment in the number of and class of shares which may be delivered under the Plan, and in the number and class of and/or price of shares subject to outstanding Awards as it may, in its discretion, deem to be equitable.
ARTICLE 4
Administration.
      4.01     Administration by the Committee. For purposes of the power to grant Awards to Company directors, the Committee shall consist of the entire Board. For other Plan purposes, the Plan shall be administered by a committee designated by the Board to administer the Plan and shall be the Compensation Committee of the Board. The Committee shall be constituted to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1979, as amended or any successor rule, and Section 162(m) of the Code. A majority of the members of the Committee shall constitute a quorum. The approval of such a quorum, expressed by a vote at a meeting held either in person or by conference telephone call, or the unanimous consent of all members in writing without a meeting, shall constitute the action of the Committee and shall be valid and effective for all purposes of the Plan.
      4.02     Committee Powers. The Committee is empowered to adopt such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan. The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive. The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. Subject to the provisions of the Plan, the Committee shall have full and final authority to:

(a) designate the persons to whom Awards shall be granted;

(b) grant Awards in such form and amount as the Committee shall determine;

(c) impose such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate;

(d) waive in whole or in part any limitations, restrictions or conditions imposed upon any such Award as the Committee shall deem appropriate; and

(e) modify, extend or renew any Award previously granted, provided that this provision shall not provide authority to reprice Awards to a lower exercise price.
      4.03     Delegation by Committee. The Committee may delegate all or any part of its responsibilities and powers to any executive officer or officers of the Company selected by it. Any such delegation may be revoked by the Board or by the Committee at any time.

ARTICLE 5
Stock Options.
      5.01     Granting of Stock Options. Options may be granted to directors, officers and key employees of the Company and any of its Subsidiaries; provided, however that a maximum of 100,000 shares of stock may be issued pursuant to the exercise of Incentive Stock Options. In selecting the individuals to whom Options shall be granted, as well as in determining the number of Options granted, the Committee shall take into consideration such factors as it deems relevant pursuant to accomplishing the purposes of the Plan. A Grantee may, if he is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine. Option grants under the Plan shall be evidenced by agreements in such form and containing such provisions as are consistent with the Plan as the Committee shall from time to time approve.
      5.02     Type of Option. At the time each Option is granted, the Committee shall designate the Option as an Incentive Stock Option or a Non-Qualified Stock Option. Any Option designated as an Incentive Stock Option shall comply with the requirements of Section 422 of the Code, including the requirement that incentive stock options may only be granted to individuals who are employed by the Company, a parent or a Subsidiary corporation of the Company. If required by applicable tax rules regarding a particular grant, to the extent that the aggregate fair market value (determined as of the date an Incentive Stock Option is granted) of the shares with respect to which an Incentive Stock Option grant under this Plan (when aggregated, if appropriate, with shares subject to other Incentive Stock Option grants made before said grant under this Plan or another plan maintained by the Company or any ISO Group member) is exercisable for the first time by an optionee during any calendar year exceeds $100,000 (or such other limit as is prescribed by the Code), such option grant shall be treated as a grant of Nonqualified Stock Options pursuant to Code Section 422(d).
      5.03     Option Terms. Each option grant agreement shall specify the number of Incentive Stock Options and/or Nonqualified Stock Options being granted; one option shall be deemed granted for each share of stock. In addition, each option grant agreement shall specify the exercisability and/or vesting schedule of such options, if any.
      5.04     Purchase Price. The purchase price of the Common Stock covered by each Option shall be not less than the Fair Market Value of such Stock on the Grant Date. Such price shall be subject to adjustment as provided in Article III and IX hereof. The purchase price for a share subject to Option shall not be less than 100% of the Fair Market Value of the share on the date the option is granted, provided, however, the option price of an Incentive Stock Option shall not be less than 110% of the fair market value of such share on the date the option is granted to an individual then owning (after the application of the family and other attribution rules of Section 424(d) or any successor rule of the Code) more than 10% of the total combined voting power of all classes of stock of the Company.
      5.05     Vesting of Options. Options may be exercised only in accordance with the terms of each option contract. For vesting purposes, options may not be deemed to have been granted prior to the date of shareholder approval of the Plan. Unless the Committee determines otherwise at the time of grant, no option shall be exercisable until the optionee has completed at least the number of years of continuous service from the date of grant of each option as follows, and then the same shall be exercisable for any amount of shares covered by such option up to the maximum percentage of shares covered thereunder as follows:

Number of Completed Years of	Maximum Percentage of
Continuous Service After	Shares Becoming Exercisable
the Date of Grant of Option	Under the Option

Less than 1 year	Zero
At least 1 but less than 2	50%
At least 2 but less than 3	75%
At least 3 years	100%

      No fractional shares shall be issuable on exercise of any option and if the application of the maximum percentage set forth above would result in a fractional share, the number of shares exercisable shall be rounded up to the next full share. Finally, the maximum fair market value of Common Stock (determined at the time of grant) covered by ISOs that first become exercisable by any optionee in any calendar year is limited to $100,000.
      5.06     Method of Exercise. An Option that has become exercisable may be exercised from time to time by written notice to the Company stating the number of shares being purchased and accompanied by the payment in full of the Option price for such shares. The purchase price may be paid by any of the following methods, (a) by cash, (b) by check, or (c) to the extent permitted under the particular grant agreement, by transferring to the Company shares of stock of the Company at their fair market value as of the date of exercise of the option, provided that the optionee held the shares of stock for at least six months. Notwithstanding the foregoing, the Company may arrange for or cooperate in permitting broker-assisted cashless exercise procedures.
      5.07     Shareholder Rights. A Grantee shall not, by reason of any Options granted hereunder, have any right of a shareholder of the Company with respect to the shares covered by Options until shares of Stock have been issued.
ARTICLE 6
Stock Appreciation Rights.
      6.01     Granting of SARs. The Committee may, in its discretion, grant SARs to directors, officers and key employees of the Company and any of its Subsidiaries. SARs may be granted with respect to options granted concurrently (tandem SARs) or on a stand alone basis (stand alone SARs).
      6.02     SAR Terms. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price (which shall be not less than the Fair Market Value of such Stock on the Grant Date), the term of the SAR, and such other provisions as the Committee shall determine.
      6.03     Method of Exercise. An SAR that has become exercisable may be exercised by written notice to the Company stating the number of SARs being exercised.
      6.04     Payment upon Exercise. Upon the exercise of SARs, the Grantee shall be entitled to receive an amount determined by multiplying (a) the difference obtained by subtracting the grant price from the Fair Market Value of a share of Common Stock on the date of exercise, by (b) the number of SARs exercised. At the discretion of the Committee, the payment upon the exercise of the SARs may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof. The number of available shares under Section 3.01 shall only be reduced by shares of Common Stock issued upon exercise of an SAR and shall not be affected by any cash payments.
ARTICLE 7
Effect Of Termination Of Employment, Disability Or Death.
      7.01     Incentive Stock Options. Unless otherwise provided herein or in a specific Option Agreement which may provide longer or shorter periods of exercisability, no ISO shall be exercisable after the expiration of the earliest of:

(a) 10 years from the date the option is granted, or five years from the date the option is granted to an individual owning (after the application of the family and other attribution rules of Section 424(d) of the Code) at the time such option was granted, more than 10% of the total combined voting power of all classes of stock of the Company,

(b) three months after the date the Grantee ceases to perform services for the Company or its Subsidiaries, if such cessation is for any reason other than death, disability (within the meaning of Code Section 22(e)(3)), or cause,

(c) one year after the date the Grantee ceases to perform services for the Company or its Subsidiaries, if such cessation is by reason of death or disability (within the meaning of Code Section 22(e)(3)), or

(d) the date the Grantee ceases to perform services for the Company or its Subsidiaries, if such cessation is for cause, as determined by the Board or the Committee in its sole discretion.
      7.02     Non-Qualified Stock Options and SARs. Unless otherwise provided herein or in a specific NSO or SAR Agreement which may provide longer or shorter periods of exercisability, no ISO shall be exercisable after the expiration of the earliest of:

(a) 10 years from the date of grant,

(b) one year after the date the Grantee ceases to perform services for the Company or its Subsidiaries, if such cessation is for any reason other than death, permanent disability, retirement or cause,

(c) two years after the date the Grantee ceases to perform services for the Company or its Subsidiaries, if such cessation is by reason of the Grantee’s death, permanent disability or retirement; or

(d) the date the Grantee ceases to perform services for the Company or its Subsidiaries, if such cessation is for cause, as determined by the Board or the Committee in its sole discretion.
      7.03     ISOs, NSOs and SARs. Unless otherwise provided in a specific grant agreement or determined by the Committee, an Option or SAR shall only be exercisable for the periods above following the date a Grantee ceases to perform services to the extent the Award was exercisable on the date of such cessation. The unvested portion of any Award shall automatically terminate on the date the Grantee ceases to perform services for the Company or its Subsidiaries.
ARTICLE 8
Restricted Stock Awards.
      8.01     Administration. Shares of restricted stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom and the time or times at which grants of restricted stock will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards. The Committee may condition the grant of restricted stock upon the attainment of Performance Goals so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code. The Committee may also condition the grant of restricted stock upon such other conditions, restrictions and contingencies as the Committee may determine. The provisions of restricted stock Awards need not be the same with respect to each recipient.
      8.02     Awards and Certificates. Each individual receiving a Restricted Stock Award shall be issued a certificate in respect of such shares. Such certificate shall be registered in the name of such individual and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of The Oilgear Company 2006 Equity Incentive Plan and an agreement identifying the restrictions applicable to the shares. Copies of such Plan and agreement are on file at the corporate office of The Oilgear Company.”

      The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award, the Grantee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such Award.
      8.03     Terms and Conditions Restricted Stock Awards shall be subject to the following terms and conditions:

(a) Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Restricted Stock Award.

(b) Except to the extent otherwise provided in the applicable agreement, the portion of the Award still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee’s service for any reason.

(c) If and when the applicable restrictions lapse, unlegended certificates for such shares shall be delivered to the Grantee.

(d) Each Award shall be confirmed by, and be subject to the terms of, an agreement identifying the restrictions applicable to the Award.
      8.04     Rights as Shareholder A Grantee receiving a Restricted Stock Award shall have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee, cash dividends shall be automatically paid in cash and dividends payable in stock shall be paid in the form of additional restricted stock.
ARTICLE 9
Performance Stock Awards.
      9.01     Administration. Performance Stock Awards entitle a Grantee to receive shares of Common Stock if predetermined conditions are satisfied. The Committee shall determine the eligible persons to whom and the time or times at which Performance Stock Awards will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards. The Committee may condition the grant of a Performance Stock Award upon the attainment of Performance Goals so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code. The Committee may also condition the grant of a Performance Stock Award upon such other conditions, restrictions and contingencies as the Committee may determine. The provisions of Performance Stock Awards need not be the same with respect to each recipient.
      9.02     Terms and Conditions Performance Stock Awards shall be subject to the following terms and conditions:

(a) Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Performance Stock Award.

(b) Except to the extent otherwise provided in the applicable agreement, the portion of the Award still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee’s service for any reason.

(c) If and when the applicable restrictions lapse, unlegended certificates for such shares shall be delivered to the Grantee.

(d) Each Award shall be confirmed by, and be subject to the terms of, an agreement identifying the restrictions applicable to the Award.

      9.03     Rights as Shareholder A Grantee receiving a Performance Stock Award shall not be deemed the holder of any shares covered by the Award, or have any rights as a shareholder with respect thereto, until such shares are issued to him/her following the lapse of the applicable restrictions.
ARTICLE 10
Stock in Lieu of Cash Awards.
      10.01     Granting of Stock in Lieu of Cash Awards. The Committee may, in its discretion and with the consent of the Grantee, grant a Stock in Lieu of Cash Award to an officer or key employee of the Company in lieu of a cash bonus that would otherwise be paid under a Company bonus plan. The Committee may also grant a Stock in Lieu of Cash Award to a director in connection with the payment of directors fees; provided that the annual Stock in Lieu of Cash Award to a non-employee director shall not exceed 2,000 shares per year.
      10.02     Share Calculation. The number of shares issued in connection with a Stock in Lieu of Cash Award shall be based upon the Fair Market Value of the Stock. The Committee may make such determination using the Fair Market Value of the Stock as of a specific day or the average Fair Market Value of the Stock over a number of days.
ARTICLE 11
Effect of Corporate Transactions.
      11.01     Merger, Consolidation or Reorganization. In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation or a merger, consolidation or reorganization involving the Company in which the Common Stock ceases to be publicly traded, the Committee shall, subject to the approval of the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised Award pursuant to either clause (a) or (b) below:

(a) Appropriate provision may be made for the protection of such Award by the substitution on an equitable basis of appropriate shares of the surviving or related corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such Award immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to Award immediately after such substitution over the exercise price thereof; or

(b) The Committee may cancel such Award. In the event any Option or SAR is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Grantee an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Company Stock as a result of such event over (ii) the exercise price of such option, multiplied by the number of shares subject to such Award. In the event any other Award is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Grantee an amount of cash or stock, as determined by the Committee, based upon the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Company Stock as a result of such event.
      11.02     Change in Control. Notwithstanding any provision in the Plan to the contrary, unless the particular Award Agreement provides otherwise, the unvested Awards held by each Grantee shall automatically become vested upon the occurrence, before the expiration or termination of such Award, of a Change in Control. Further, the Committee shall have the right to cancel such Awards and pay the Grantee an amount determined under Section 11.01(b) above.

ARTICLE 12
Miscellaneous.
      12.01     Withholding. The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of this Plan. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or the grant of a Stock Bonus, Grantees may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.
      12.02     No Employment or Retention Agreement Intended. Neither the establishment of, nor the awarding of Awards under this Plan shall be construed to create a contract of employment or service between any Grantee and the Company or its Subsidiaries; nor does it give any Grantee the right to continued service in any capacity with the Company or its Subsidiaries or limit in any way the right of the Company or its Subsidiaries to discharge any Grantee at any time and without notice, with or without cause, or to any benefits not specifically provided by this Plan, or in any manner modify the Company’s right to establish, modify, amend or terminate any profit sharing or retirement plans.
      12.03     Non-transferability of Awards. Any Award granted hereunder shall, by its terms, be non-transferable by a Grantee other than by will or the laws of descent and shall be exercisable during the Grantee’s lifetime solely by the Grantee or the Grantee’s duly appointed guardian or personal representative. Notwithstanding the foregoing, the Committee may permit a Grantee to transfer a Non-Qualified Stock Option or SAR to a family member or a trust or partnership for the benefit of a family member, in accordance with rules established by the Committee.
      12.04     Investment Representation. Unless the shares of stock covered by the Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, as amended, each Grantee by accepting an Award represents and agrees, for himself or herself and his or her transferees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the option grant will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of any option grant, the person entitled to exercise the same shall upon request of the Company furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Company may if it deems appropriate affix a legend to certificates representing shares of stock that such shares have not been registered with the Securities and Exchange Commission and may so notify its transfer agent.
      12.05     Dissolution or Liquidation. Upon the dissolution or liquidation of the Company, any outstanding Awards theretofore granted under this Plan shall be deemed canceled.
      12.06     Controlling Law. The law of the State of Wisconsin, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.
      12.07     Termination and Amendment of the Plan. The Plan will expire ten (10) after the Effective Date, solely with respect to the granting of Incentive Stock Options or such later date as may be permitted by the Code for Incentive Stock Options. The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall (a) impair without the Grantee’s consent any Award theretofore granted under the Plan or (b) be made without shareholder approval where such approval would be required as a condition of compliance with the Code or other applicable laws or regulatory requirements.